EXHIBIT 99.1

AVENIR WELLNESS SOLUTIONS ANNOUNCES RETURN OF STOCK TRADING BACK TO OTCQB MARKET

SHERMAN OAKS, CA-–(ACCESSWIRE)–-September 19, 2023 – Avenir Wellness Solutions, Inc. (OTCQB: AVRW) (“Avenir” or the “Company”), a proprietary broad platform technology and wellness company, announced today that the trading of its common stock has been moved back to the OTC Market Group Inc.’s (the “OTC Market Group”) OTCQB market (the “OTCQB”), effective as of September 15, 2023.

As previously announced on April 19, 2023, Avenir appointed Urish Popeck & Co., LLC (“Urish Popeck”) as its new independent registered public accounting firm. Urish Popeck has a highly respected reputation in the financial accounting industry and the Company’s Board of Directors and Audit Committee unanimously decided to engage this firm. Urish Popeck’s immediate assignment upon engagement was to complete an audit of the Company’s financial statements for the fiscal year ended December 31, 2022, and on July 28, 2023, the Company filed its 2022 Annual Report on Form 10-K (“Form 10-K”) and its March 31, 2023 Quarterly Report on Form 10-Q.

As a direct result of the timing of the change in Avenir’s auditor, the completion of its 2022 annual audit and the filing of its Form 10-K were delayed beyond the May 15, 2023 OTC Markets Group’s deadline and, effective as of May 17, 2023, Avenir’s common stock was moved from the OTCQB to the OTC Pink Market. Upon getting current with its SEC filings, the Company immediately re-applied to move the trading of its securities back to the OTCQB. On September 14, 2023, the OTC Markets Group notified the Company that its common stock would be re-listed on the OTCQB, effective September 15, 2023.

“We are very pleased with the quick return of the Company’s common stock to the OTCQB. This removes the trading limitations inherent with the OTC Pink Market, which will benefit our shareholders. Our internal finance team along with Urish Popeck worked diligently on getting the filings completed. We have met all filing deadlines since regaining compliance and are prepared to remain current with all future filings,” stated Joel Bennett, Chief Financial Officer of Avenir.

About Avenir Wellness Solutions, Inc.

Avenir Wellness (OTCQB: AVRW) is a broad platform technology company that develops proprietary wellness, nutraceutical, and topical delivery systems. The technology, which is based on (15) fifteen current patents, offers a number of unique, immediate and controlled release delivery vehicles designed to improve product efficacy, safety, and consumer experience for a wide range of active ingredients. The Company will continue down the path of creating new technologies that will be part of its incubator strategy in order to monetize its intellectual property (“IP”). As a vertically integrated platform company, Avenir looks to partner or license its IP technology with wellness companies worldwide. For more information, visit: www.avenirwellness.com.

About The Sera Labs, Inc.

Sera Labs, a wholly owned subsidiary of Avenir, is a trusted leader in the health, wellness, and beauty sectors of innovative products with cutting-edge technology. Sera Labs creates high-quality products that use science-backed, proprietary formulations. More than 25 products are sold under the brand names Seratopical™, Seratopical Revolution™, SeraLabs™, and Nutri-Strips™. Sera Labs sells its products at affordable prices, making them easily accessible on a global scale. Strategically positioned in the growth market categories beauty, health & wellness, Sera Labs products are sold direct-to-consumer (DTC) via online website orders, including opt-in subscriptions, and also sold online and in-store at major national drug, grocery chains, convenience stores, and mass retailers and on Amzon.com. For more information visit: www.seralabshealth.com and follow Sera Labs on Facebook and Instagram at @seratopical, as well as on X (Twitter) at @sera_labs.

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Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the future growth and success of our organization. We have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expected,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Form 10-K, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

CONTACTS:

Media

Autumn Communications

E: seratopical@autumncommunications.com

T: (212) 206-9780

Investor Relations

Hanover International Inc.

E: investor@avenirwellness.com

T: (760) 564-7400

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